EXHIBIT-23















INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 33-38070, 33-38038, 33-38037, 33-46966, 33-77086 and 333-80209 on Form S-8 and
Registration Statement Nos. 33-89030 and 333-71287 on Form S-3 of The Chalone Wine Group, Ltd., of our report dated May 11, 2001 appearing in the Annual Report on Form 10-K of The Chalone Wine Group, Ltd. for the nine month transition period ended December 31, 2001.


/s/DELOITTE & TOUCHE LLP
________________________

San Francisco, California

March 29, 2002